EXHIBIT 5.1

Opinion of Legal Counsel

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re:	Hip Cuisine, Inc., a Florida corporation Registration Statement on Form S-1

Ladies and Gentlemen:

With respect to the Registration Statement on Form S-1, Registration No.000-37807, (the “Registration Statement”) being filed with the Securities and Exchange Commission by Hip Cuisine, Inc., a Florida corporation (the “Company”) under the Securities Act of 1933, as amended, relating to the registration of up to 1,150,000 shares of Common Stock of the Company, $0.001 par value (the “Common Stock”), to be offered by the selling stockholders named in the Registration Statement (the “Selling Stockholders”), I advise you as follows:

We are counsel for the Company and have participated in the preparation of the Registration Statement. We have reviewed the Company’s Articles of Incorporation, as amended to date, the corporate action taken to date in connection with the Registration Statement and the issuance of the shares and such other documents and authorities as we deem relevant for the purpose of this opinion.

Based upon the foregoing and in reliance thereon, we are of the opinion that, upon compliance with the Securities Act of 1933, as amended (the “Act”), and with the securities or “blue sky” laws of the states in which the shares are to be offered for sale, the 1,150,000 shares of Common Stock that are being registered for resale by the Selling Stockholders pursuant to the Registration Statement have been validly issued, fully paid and non-assessable.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm under the caption “Experts” in the prospectus which is a part of the Registration Statement. In giving such consent I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the Common Stock.

Very truly yours, William D. O’Neal Attorney at Law

Date: May 4, 2017	By:	/s/ William D. O’Neal
William D. O’Neal Florence, Arizona